John W. Hlywak, Jr. (Investors)     Scott Soifer      (Media)
 Executive Vice President & CFO      Vice President of Marketing & Development
 IntegraMed America, Inc.            IntegraMed America, Inc.
 (914) 251-4143                      (914) 251-4186
 email:  john.hlywak@integramed.com  email:  scott.soifer@integramed.com
         --------------------------          ----------------------------
 Web Address:  http://www.integramed.com
                -------------------------

                    INTEGRAMED REPORTS FIRST QUARTER RESULTS
                          YTD NET INCOME INCREASES 29%

Purchase, NY, May 2, 2007 -- IntegraMed America, Inc. (Nasdaq: INMD) today announced financial results for the first quarter ended March 31, 2007.

Net income for the first quarter of 2007 was $615,000, a 29% increase from the $476,000 net income reported for the first quarter of 2006. Diluted earnings per share for the first quarter of 2007 were $0.09 compared to $0.07 for the same period in 2006. All earnings per share and weighted average share numbers reflect the 25% stock split effected in the form of a dividend and paid on June 21, 2006.

Total revenues for the first quarter of 2007 were $32.4 million, a 6% increase from $30.4 million for the same period in 2006.

"We are very encouraged by the growth in net income and EPS during the first quarter," said Jay Higham, President and CEO of IntegraMed America, Inc. "In breaking down our performance, we had solid growth in revenue and contribution from the Provider segment of the business. On the Consumer side, patient enrollments in the Shared Risk Refund program grew by over 56% during the first quarter compared to the same period in 2006. These enrollments will translate into revenue and contribution as patient treatment progresses on these patients throughout the year," continued Mr. Higham. "While patient demand for the Shared Risk Refund program is growing, we experienced a dip in pregnancy rates during the quarter, which resulted in lower contribution for this important segment of our business. These results are at the low end of the expected range of performance for the program and we anticipate performance normalizing at a higher level over the remainder of the year," said Mr. Higham. "These results demonstrate the strength of our overall business model that is diversified across the full spectrum of the fertility field."

"From a network development point of view, we are also pleased to have added one Affiliate during the first quarter and one new Partner," continued Mr. Higham. "These new provider contracts did not contribute to our financial results during the quarter but we expect they will make an impact beginning in the second quarter. During the balance of the year we plan to continue to execute our

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business plan by growing our provider network, optimizing revenue and contribution from the providers and consumers in the markets we serve and leveraging our infrastructure."


About IntegraMed America, Inc.

IntegraMed, based in Purchase, NY offers products and services to patients, providers and payers focused on the $3 billion fertility industry. IntegraMed provides business services to a national network of fertility centers; distributes pharmaceutical products and treatment financing programs directly to consumers; and operates http://www.integramed.com, a leading fertility portal.

Investors' Conference Call

Jay Higham, President and Chief Executive Officer and John Hlywak, Executive Vice President and Chief Financial Officer, will host an investment-community conference call on May 3, 2007 at 10:00 a.m. Eastern Time to discuss the above-mentioned results and to answer questions.

To participate in the live call via telephone, please call (800) 374-0146 (domestic) or (706) 634-1307 (international). A telephone replay will be available through May 10, 2007 by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international) and entering reservation number 6497980.

Individuals interested in listening to the conference call via the Internet may do so by visiting the Company's web site at www.integramed.com. A replay will be available on the web site for 14 days. For further information regarding IntegraMed, this press release or the conference call, please go to IntegraMed's homepage at www.integramed.com and to IntegraMed's Investor Relations website page at www.corporate-ir.net/ireye/ir_site.zhtml?ticker=INMD&script=400.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant business service contract(s); profitability at Partner practices serviced by IntegraMed America; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by the Company with the U.S. Securities and Exchange Commission. All information in this press release is as of May 2, 2007 and IntegraMed undertakes no duty to update this information.

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


                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
              (all amounts in thousands, except per share amounts)


                                                          For the three-months
                                                             ended March 31,
                                                         ----------------------
                                                           2007          2006
                                                         --------      --------
                                                                (unaudited)
Revenues, net
     Provider Services .................................   $ 29,409    $ 27,776
     Consumer Services .................................      2,975       2,658
                                                           --------    --------
     Total revenues ....................................     32,384      30,434
                                                           --------    --------

Costs of services
     Provider Services .................................     26,411      25,032
     Consumer Services .................................      2,142       1,640
                                                           --------    --------
     Total costs of services ...........................     28,553      26,672
                                                           --------    --------

Contribution
     Provider Services .................................      2,998       2,744
     Consumer Services .................................        833       1,018
                                                           --------    --------
     Total contribution ................................      3,831       3,762
                                                           --------    --------

General and administrative expenses ....................      3,132       3,052

Interest income ........................................       (335)       (221)
Interest expense .......................................        119         159
                                                           --------    --------
     Total other expenses ..............................      2,916       2,990
                                                           --------    --------

Income before income taxes .............................        915         772
Income tax provision ...................................        300         296
                                                           --------    --------
Net income .............................................   $    615    $    476
                                                           ========    ========

Basic and diluted earnings per share of Common Stock:
     Basic earnings per share ..........................   $   0.09    $   0.07
     Diluted earnings per share ........................   $   0.09    $   0.07

Weighted average shares - basic ........................      6,509       6,501
Weighted average shares - diluted ......................      6,593       6,629


                            INTEGRAMED AMERICA, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                           (all amounts in thousands)


                                                                    March 31,   December31,
                                                                    ---------  ------------
                                                                       2007        2006
                                                                    ---------  ------------
ASSETS
Current assets:
   Cash and cash equivalents ......................................   $ 32,996    $ 32,184
   Pharmaceutical and other accounts receivable, net ..............        563         445
   Deferred income taxes ..........................................      2,472       2,472
   Prepaids and other current assets ..............................      3,069       2,927
                                                                      --------    --------
       Total current assets .......................................     39,100      38,028


Fixed assets, net .................................................     13,907      13,900
Intangible assets, net ............................................     22,540      22,905
Other assets ......................................................        627         689
                                                                      --------    --------
       Total assets ...............................................   $ 76,174    $ 75,522
                                                                      ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable ...............................................   $    797    $  1,507
   Accrued liabilities ............................................     10,371      11,850
   Current portion of long-term notes payable and other obligations      1,487       1,505
   Due to Medical Practices, net ..................................      5,220       4,299
   Shared Risk Refund Patient deposits ............................      8,072       6,526
                                                                      --------    --------

       Total current liabilities ..................................     25,947      25,687
                                                                      --------    --------

Deferred income taxes .............................................      1,712       1,732
Long-term notes payable and other obligations .....................      6,914       7,269
                                                                      --------    --------
Total Liabilities .................................................     34,573      34,688

Commitments and Contingencies

Shareholders' equity:
   Common stock ...................................................         65          65
   Capital in excess of par .......................................     49,415      49,261
   Other comprehensive income .....................................        (11)         (9)
   Accumulated deficit ............................................     (7,868)     (8,483)
                                                                      --------    --------

       Total shareholders' equity .................................     41,601      40,834
                                                                      --------    --------

       Total liabilities and shareholders' equity .................   $ 76,174    $ 75,522
                                                                      ========    ========


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